                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (Sec)240.14a-11(c) or (Sec)240.14a-12

                               ALLOY ONLINE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

  1) Amount previously paid:

  2) Form, Schedule or Registration Statement No:

  3) Filing party:

  4) Date Filed:

                                     [LOGO]

                                                                   June 23, 2000

Dear Stockholder,

   It is my pleasure to invite you to Alloy Online's 2000 Annual Meeting of Stockholders.

   We will hold the meeting at 9:00 a.m. on Friday, July 21, 2000 at the New York Hotel Pennsylvania, 401 7th Avenue, New York, New York, 10001. In addition to the formal items of business, I will review the major developments of the past year and answer your questions.

   This booklet includes our Notice of Annual Meeting, Proxy Statement (containing important information about the matters to be acted upon at the Annual Meeting), Proxy Card and our 1999 Annual Report. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Alloy Online.

   Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                                  /s/ Matthew C. Diamond
                                          _____________________________________
                                                    Matthew C. Diamond
                                                Chief Executive Officer and
                                                         Chairman

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                                     [LOGO]

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                          Date: Friday, July 21, 2000

                          Time: 9:00 a.m.

                          Place: New York Hotel Pennyslvania
                                 401 7th Avenue
                                 New York, New York 10001

Dear Stockholders:

   At our Annual Meeting, we will ask you to:

  .  Re-elect two (2) directors;

  . Approve an amendment to increase the number of shares available under our 1997 Restated Employee, Director and Consultant Stock Plan;

  . Ratify the selection of Arthur Andersen LLP as independent auditors for our fiscal year ending January 31, 2001; and

  . Transact any other business that may properly be presented at the Annual Meeting.

   Stockholders of record at the close of business on June 7, 2000 will be entitled to vote at the Annual Meeting. This Proxy Statement, the accompanying form of Proxy Card and our 1999 Annual Report will be mailed to all stockholders of record on or about June 23, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                  /s/ Samuel A. Gradess
                                          _____________________________________
                                                    Samuel A. Gradess
                                                        Secretary

June 23, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...................   1
  Why Did You Send Me this Proxy Statement?...............................   1
  How Many Votes Do I Have?...............................................   1
  How Do I Vote by Proxy?.................................................   1
  May I Revoke My Proxy?..................................................   1
  How Do I Vote in Person?................................................   2
  What Vote is Required to Approve Each Proposal?.........................   2
  What is the Effect of Broker Non-Votes?.................................   2
  Is Voting Confidential?.................................................   2
  What Are the Costs of Soliciting these Proxies?.........................   2
  How Do I Obtain an Annual Report on Form 10-K?..........................   3

INFORMATION ABOUT ALLOY ONLINE COMMON STOCK OWNERSHIP.....................   4

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS........................   6
  The Board of Directors..................................................   6
  Committees of the Board of Directors and Meetings.......................   7
  Compensation of Directors...............................................   8
  Executive Officers......................................................   8

EXECUTIVE COMPENSATION....................................................   9
  Summary Compensation....................................................   9
  Option Grants...........................................................  10
  Option Exercises and Year-End Option Values.............................  10
  Employment Contracts and Change of Control Arrangements.................  10
  Report of Compensation Committee on Executive Compensation..............  11

RELATED PARTY TRANSACTIONS................................................  13
  Convertible Preferred Stock Offering....................................  13
  Other Transactions......................................................  13

PERFORMANCE GRAPH.........................................................  14

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..........................  15
  Proposal 1: Elect Two Directors.........................................  15
  Proposal 2: Approve Amendment to Our 1997 Restated Employee, Director
   and Consultant Stock Plan..............................................  15
  Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year
   Ending January 31, 2001................................................  18

OTHER MATTERS.............................................................  19
  Section 16(a) Beneficial Ownership Reporting Compliance.................  19
  Information About Stockholder Proposals.................................  19

INCORPORATION BY REFERENCE................................................  19

APPENDIX A--Alloy Online, Inc. Restated 1997 Employee, Director and
            Consultant Stock Option Plan

APPENDIX B--Proxy Card

                   PROXY STATEMENT FOR THE ALLOY ONLINE, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

   We sent you this Proxy Statement and the enclosed proxy card because Alloy Online's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

   On or about June 23, 2000 we will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who own Alloy Online common stock at the close of business on June 7, 2000 are entitled to vote at the Annual Meeting. Alloy Online common stock is our only class of voting stock. We will send along with this Proxy Statement, our 1999 Annual Report, which will include our audited financial statements.

How Many Votes Do I Have?

   Each share of Alloy Online common stock that you own entitles you to one vote.

How Do I Vote by Proxy?

   Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

   If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  .  "FOR" the election of the two nominees for director;

  . "FOR" the amendment to the 1997 Restated Employee, Director and Consultant Stock Plan; and

  . "FOR" ratification of the selection of independent auditors for our fiscal year ending January 31, 2001.

   If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

   If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

  .  You may send in another proxy with a later date;

  . You may notify Alloy Online's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  .  You may vote in person at the Annual Meeting.

How Do I Vote in Person?

   If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 7, 2000, the record date for voting.

What Vote is Required to Approve Each Proposal?

  Proposal 1: Re-elect           The two nominees for director who receive the
  Two Directors                  most votes will be elected.

  Proposal 2: Approve            The affirmative vote of a majority of the
  Amendment to Increase the      votes cast at the Annual Meeting is required
  Shares Available under our     to approve the amendment to the 1997 Restated
  1997 Restated Employee,        Employee, Director and Consultant Stock Plan.
  Director and Consultant
  Stock Plan

  Proposal 3: Ratify             The affirmative vote of a majority of the
  Selection of Auditors          votes cast at the Annual Meeting is required
                                 to ratify the selection of independent
                                 auditors.

What is the Effect of Broker Non-Votes?

   If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. If your broker does not vote your shares on Proposal 2, such "broker non-votes" and abstentions from voting will not be counted for purposes of tabulating the votes cast.

Is Voting Confidential?

   We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election (American Stock Transfer and Trust Company) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

   We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Do I Obtain an Annual Report on Form 10-K?

   If you would like a copy of our Annual Report on Form 10-K for the year ended January 31, 2000 that we filed with the Securities and Exchange Commission on May 1, 2000, we will send you one without charge. Please write to:

                                  Investor Relations
                                  Alloy Online, Inc.
                                  151 West 26th Street, 11th Floor
                                  New York, NY 10001

             INFORMATION ABOUT ALLOY ONLINE COMMON STOCK OWNERSHIP

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 15, 2000 for (a) the executive officers named in the Summary Compensation Table on page 7 of this Proxy Statement, (b) each of our directors, (c) each of our director nominees,
(d) all of our current directors and executive officers as a group and (e) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except where indicated in the footnotes below, the address for each director and executive officer listed is: c/o Alloy Online, Inc., 151 West 26th Street, 11th Floor, New York, New York 10001. Shares of common stock that may be acquired by an individual or group within 60 days of May 15, 2000, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 17,628,154 shares of common stock outstanding on May 15, 2000.

                                                            Shares Beneficially
                                                                   Owned
                                                            --------------------
                 Name of Beneficial Owner                    Number   Percent(%)
                 ------------------------                   --------- ----------
Executive Officers, Directors and Director Nominees
Matthew C. Diamond........................................  1,353,600     7.6
James K. Johnson, Jr......................................  1,353,600     7.6
Samuel A. Gradess.........................................  1,353,600     7.6
Neil I. Vogel(1)..........................................     59,573       *
Peter M. Graham(2)........................................    161,466       *
David Yarnell(3)..........................................    841,659     4.8
Lee Masters (4)...........................................  2,922,694    16.6
All current directors and executive officers as a group (7
 persons)(5)..............................................  8,024,435    45.1

Five Percent Stockholders
LDIG Aloy, Inc.(6)........................................  2,922,694    16.6
 12312 West Olympic Boulevard
 Los Angeles, CA 90064
Capital Group International, Inc. and Capital Guardian      1,107,500     6.3
 Trust Company(7).........................................
 11100 Santa Monica Boulevard
 Los Angeles, CA 90025

--------
*  Less than 1%
(1) Includes 56,400 shares subject to currently exercisable options.
(2) Consists of (1) 63,084 shares subject to currently exercisable warrants held by Mr. Graham, (2) 63,083 shares subject to a currently exercisable warrant held by The LLZ 1997 Trust, (3) 25,299 shares subject to a currently exercisable warrant held by Ladenburg Thalmann & Co. Inc.; and
    (4) 10,000 shares subject to currently exercisable options held by Mr. Graham individually. Mr. Graham is a trustee of The LLZ 1997 Trust and shares voting and investment power over its shares. However, Mr. Graham has no pecuniary interest in the trust's shares and therefore expressly disclaims beneficial ownership of these shares. Mr. Graham is a principal of Ladenburg Thalmann & Co. Inc. Mr. Graham expressly disclaims beneficial ownership of the shares held by Ladenburg Thalmann & Co. Inc., except to the extent of his pecuniary interest therein. The address for Ladenburg Thalmann & Co. Inc. is 590 Madison Avenue, New York, NY 10022.
(3) Includes 10,000 shares subject to currently exercisable options held by Mr. Yarnell individually. Also consists of 831,659 shares owned by Brand Equity Ventures I, L.P. Mr. Yarnell is a Managing Member of Brand Equity Partners I, LLC, the General Partner of Brand Equity Ventures I, LP. Brand Equity Partners I, LLC has sole voting and investment power with respect to these shares. Mr. Yarnell expressly disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for Brand Equity Partners I, LLC and Brand Equity Ventures I, LP is Three Pickwick Plaza, Greenwich, Connecticut 06830.
(4) Consists of 2,922,694 shares owned by LDIG Aloy, Inc., a wholly owned subsidiary of Liberty Digital, Inc. Liberty Digital, Inc., in turn, is a subsidiary of Liberty Media Corporation, which is a subsidiary of AT&T Corp. Mr. Masters is the President and Chief Executive Officer of Liberty Digital, Inc. Mr. Masters expressly disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for LDIG Aloy, Inc. is 12312 West Olympic Boulevard, Los Angeles, California 90064.
(5) See footnotes 1 through 4 above.
(6) AT&T Corp., the ultimate parent of LDIG ALOY, Inc., has sole voting and investment power with respect to these shares.
(7) Capital Group International, Inc. ("CGI") is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power with respect to these shares. CGI does not have investment power or voting power with respect to these shares; however, CGI may be deemed to beneficially own these shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934 (the "Act"). Capital Guardian Trust Company ("CGTC"), a bank as defined in Section 3(a)(6) of the Act, is deemed to be the beneficial owner of the shares as the investment manager of various institutional accounts. We have relied solely on the joint statement on Schedule 13G filed by CGI and CGTC on February 10, 2000.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

   Our Restated Certificate of Incorporation and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows: (1) Peter M. Graham and David Yarnell constitute a class with a term which expires at the 2000 Annual Meeting; (2) Samuel A. Gradess and Lee Masters constitute a class with a term ending at the 2001 Annual Meeting; and (3) Matthew C. Diamond and James K. Johnson, Jr. constitute a class with a term ending at the 2002 Annual Meeting.

   On April 5, 2000, our Board of Directors voted to nominate Peter M. Graham and David Yarnell for election at the Annual Meeting for a term of three years to serve until the 2003 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

   The names of our directors and director nominees and certain information about them are set forth below:

          Name            Age                         Position
          ----            --- ---------------------------------------------------------
Matthew C. Diamond......   31 Chairman, Chief Executive Officer, Treasurer and Director
James K. Johnson, Jr. ..   33 Chief Operating Officer and Director
Samuel A. Gradess.......   34 Chief Financial Officer, Secretary and Director
Peter M. Graham(1)......   45 Director
David Yarnell(1)........   44 Director
Lee Masters.............   49 Director

--------
(1) Member of the Compensation Committee and Audit Committee

   The following is a brief summary of the background of each of our directors and director nominees:

   Matthew C. Diamond founded Alloy together with Mr. Johnson in January 1996, and served as the Director of Marketing and Planning until January 1999. He has served as a director of Alloy since July 1996, was appointed as Chief Executive Officer in January 1999 and was elected Chairman of the Board in April 1999. From 1991 to 1994, Mr. Diamond held a variety of financial and operations posts at the GE Company, including a two-year business development assignment in Asia. Mr. Diamond received his MBA from the Harvard Graduate School of Business in 1996 and his BA in Economics from the University of North Carolina at Chapel Hill in 1991.

   James K. Johnson, Jr. founded Alloy together with Mr. Diamond in January 1996 and has been a director since that time. He was appointed President of Alloy in January 1997 and Chief Operating Officer in January 1999. From 1989 to 1996, Mr. Johnson held a variety of financial, operations and business development positions with the GE Company. Mr. Johnson received his BA in History from Hamilton College in 1989.

   Samuel A. Gradess joined Alloy in July 1996 and has been a director since that time. He was appointed as Secretary and Director of Finance and Administration of Alloy in January 1997 and Chief Financial Officer in January 1999. From 1987 to 1997, Mr. Gradess was a Vice President at Goldman, Sachs & Co., an investment bank. Mr. Gradess received his BA in Economics from the University of Virginia in 1987.

   Peter M. Graham has served as a director of Alloy since November 1998. He is a principal of Ladenburg Thalmann & Co., Inc. From 1994 until June 1999, he was President and Chief Operating Officer of Ladenburg Thalmann Group Inc. and Vice Chairman of its principal subsidiary, Ladenburg Thalmann & Co. Inc. Mr. Graham joined Ladenburg Thalmann & Co. Inc. in 1976 after having attended the Wharton School of Business at the University of Pennsylvania. Mr. Graham is a director of Regency Equities Corp., a publicly traded company.

   David Yarnell has served as a director of Alloy since November 1998. He has been a Managing Member of Brand Equity Partners I, LLC since March 1997 and a Vice President of Consumer Venture Partners since June 1993. From June 1991 to June 1993, Mr. Yarnell served as President of Mexx USA, Inc., a contemporary apparel company. From 1984 to 1991, Mr. Yarnell was a management consultant at McKinsey & Company, Inc. Mr. Yarnell is a director of Buca di Beppo, a publicly traded company. He received his MBA from the Harvard Graduate School of Business in 1982.

   Lee Masters has served as a director of Alloy since April 2000. Mr. Masters has been President and Chief Executive Officer of Liberty Digital, Inc. (successor-in-interest to TCI Music, Inc.) since June 1999. From January 1990 to December 1998, Mr. Masters served as President and Chief Executive Officer of E! Entertainment television, a cable television program network. Mr. Masters is also a director of Liberty Digital, Inc. and NewStar Media, Inc.

Committees of the Board of Directors and Meetings

   Meeting Attendance. During the fiscal year ended January 31, 2000, there were eight meetings of our Board of Directors. The Board also acted by unanimous written consent on four occasions pursuant to Delaware law during this period. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during the fiscal year ended January 31, 2000.

   Audit Committee. Our Audit Committee met once during the fiscal year ended January 31, 2000. This committee currently has two members, Peter M. Graham and David Yarnell. Our Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices.

   Compensation Committee. Our Compensation Committee met three times during the fiscal year ended January 31, 2000 and also acted by unanimous written consent on two occasions during this period. This committee currently has two members, Peter M. Graham and David Yarnell. Our Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and administers our 1997 Restated Employee, Director and Consultant Stock Option Plan.

   Nominating Committee. We do not have a standing nominating committee.

   Compensation Committee Interlocks and Insider Participation. Mr. Graham and Mr. Yarnell constitute our Compensation Committee. Neither Mr. Graham nor Mr. Yarnell are, or have ever been, employees of Alloy Online. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

   Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board meetings. Non-employee directors receive directors' fees of $2,000 per meeting, and are eligible to receive grants of non-qualified stock options under our 1997 Restated Employee, Director and Consultant Stock Option Plan at an exercise price equal to the fair market of our common stock on the date of the grant. These options vest in equal annual installments over sixteen quarters and have terms of 10 years.

Executive Officers

   The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with our Chief Executive Officer and Chairman, our Chief Financial Officer and our Chief Operating Officer. All other executive officers are at-will employees. We have entered into an offer letter with our Chief Corporate Development Officer.

Name                                     Age              Position
----                                     --- -----------------------------------
Neil I. Vogel...........................  30 Chief Corporate Development Officer

   Neil I. Vogel joined Alloy in February 1999 and has been Chief Corporate Development Officer since that time. From 1993 to 1999, Mr. Vogel held various positions in the Investment Banking department of Ladenburg Thalmann & Co. Inc., an investment bank, most recently Vice President in the Consumer and Internet Group. Mr. Vogel received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania in 1992.

                             EXECUTIVE COMPENSATION

Summary Compensation

   The following table sets forth the total compensation paid or accrued during the fiscal years ended January 31, 2000 and 1999 to our Chief Executive Officer and during the fiscal year ended January 31, 2000 to our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended January 31, 2000. No other executive officer earned greater than $100,000 in the fiscal years ended January 31, 2000 and 1999.

                           Summary Compensation Table

                                                    Annual           Long-Term
                                                 Compensation       Compensation
                                           ------------------------ ------------
                                                                       Shares
                                                                     Underlying
       Name and Principal Position         Year Salary($) Bonus ($) Options (#)
       ---------------------------         ---- --------- --------- ------------
Matthew C. Diamond........................ 2000  125,385   37,500     150,000
 Chief Executive Officer
James K. Johnson, Jr...................... 2000  125,385   37,500     150,000
 Chief Operating Officer
Samuel A. Gradess......................... 2000  125,385   37,500     150,000
 Chief Financial Officer
Neil I. Vogel............................. 2000   77,481   50,000     479,560
 Chief Corporate Development Officer

--------
(1) the columns for "Awards", "Other Annual Compensation", "Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

Option Grants

   The following table sets forth grants of stock options granted during the fiscal year ended January 31, 2000 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date). This is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                       Option Grants in Last Fiscal Year

                                       Individual Grants
                         -------------------------------------------------
                                                                            Value at Assumed
                                                                             Annual Rates of
                         Number of     Percent of                              Stock Price
                           Shares     Total Options                           Appreciation
                         Underlying    Granted To   Exercise                for Option Terms
                          Options     Employees in    Price     Expiration -------------------
                          Granted      Fiscal Year  ($/Share)      Date       5%       10%
                         ----------   ------------- ---------   ---------- -------- ----------
Matthew C. Diamond......      --           -- %      $  --           --    $    --  $      --
James K. Johnson, Jr....      --           --           --           --         --         --
Samuel A. Gradess.......      --           --           --           --         --         --
Neil I. Vogel...........  304,560(1)      15.6        21.60(2)   2/22/09    862,945  5,270,756
                          100,000          5.1        11.75       8/2/09    738,951  1,872,647
                           75,000          3.8        13.25      11/4/09    624,964  1,583,781

--------
(1) 56,400 shares are currently exercisable, 56,400 shares will become exercisable on February 22, 2001 at an exercise price of $18.00 per share, 84,600 shares will become exercisable on February 22, 2002 at an exercise price of $22.50 per share and 107,160 shares will become exercisable on February 22, 2003 at an exercise price of $26.25.
(2) Represents the weighted average exercise price.

Option Exercises and Year-End Option Values

   None of the executive officers named in our Summary Compensation Table exercised options to purchase our common stock.

Employment Contracts and Change of Control Arrangements

   We have entered into employment agreements with Matthew C. Diamond, James K. Johnson, Jr. and Samuel A. Gradess on May 19, 1999. They have each received annual base salaries of $150,000 and are eligible for annual bonuses of up to 25% of base salary to be determined by a mutually agreed-upon formula. The annual salaries for each of Messrs. Diamond, Johnson and Gradess have been raised to $175,000 for the fiscal year ended January 31, 2001. The agreements further provide that, if we terminate any of Messrs. Diamond, Johnson or Gradess without "cause", as defined in the agreements, they will be entitled to severance pay equal to their annual base salaries, payable in installments, for a period of 12 months from the date of termination. If termination is voluntary, by Alloy for cause or as a result of death or disability, we have no obligation to pay severance beyond the individual's accrued base salary and bonus up to the date of termination.

   We have entered into an offer letter with Neil Vogel, our Chief Corporate Development Officer. Mr. Vogel receives an annual base salary of $85,000 and is eligible for annual bonuses. Mr. Vogel's annual base salary has been raised to $135,000 for the fiscal year ended January 31, 2001. In the offer letter, we agreed to grant Mr. Vogel options to purchase 304,560 shares of our common stock.

   Upon a change in control of Alloy, all of the options granted to Neil I. Vogel shall accelerate and vest immediately. As of January 31, 2000, Mr. Vogel held options to purchases 479,500 shares of our common stock, of which options to purchase 56,400 shares of our common stock have vested.

Report of Compensation Committee on Executive Compensation

   This report is submitted by the Compensation Committee, which is responsible for establishing and administering Alloy Online's executive compensation policies, our 1997 Restated Employee, Director and Consultant Stock Option Plan and our 1999 Employee Stock Purchase Plan. The Committee is composed of Peter Graham and David Yarnell, neither of whom is an employee of Alloy Online. This report addresses the compensation policies for the fiscal year ended January 31, 2000 as they affected Matthew C. Diamond, in his capacity as Chief Executive Officer of Alloy Online, and the other executive officers of Alloy Online.

   General Compensation Policy. Alloy Online's compensation policy for executive officers is designed to achieve the following objects: (i) to enhance profitability of Alloy Online and increase stockholder values; (ii) to reward executives consistent with Alloy Online's annual and long-term performance goals; (iii) to recognize individual initiative, leadership and achievement; and (iv) to provide competitive compensation that will attract and retain qualified executives.

   Executive Officer Compensation Program. The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with Alloy Online for prospective employees.

   The compensation program for executive officers consists of three elements:
(1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of Alloy Online and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted when the executive officer joins Alloy Online and on occasion thereafter with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

   Base Salary. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Committee also reviews Alloy Online's financial performance and individual performance when adjusting base salary annually.

   Bonus Compensation. Bonus compensation is based on Alloy Online's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance Alloy Online's growth and successes. Bonuses are awarded on an annual basis.

   Long Term Incentive Compensation. Alloy Online's board of directors administers our 1997 Restated Employee, Director and Consultant Stock Option Plan. The board has delegated authority for option grants of up to 75,000 shares, except for grants to Matthew C. Diamond, our chief executive officer, James K. Johnson, Jr., our chief operating officer, and Samuel A. Gradess, our chief financial officer, to the administration committee of the board of directors which is composed of Messrs. Diamond, Johnson and Gradess.

   Long-term incentive compensation, in the form of stock options, allows the executive officers to share in the appreciation in the value of Alloy Online's Common Stock. The board of directors and the administration committee believe that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the board of directors and the administration committee believe that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

   When establishing stock option grant levels, the board of directors and the administration committee consider general corporate performance, the level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

   It is the standard policy of Alloy Online to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the e-commerce industry at similar levels of seniority. In addition, the board of directors and the administration committee may also make performance-based grants throughout the year. In making such performance-based grants, the board of directors and the administration committee consider individual contributions to Alloy Online's financial, operational and strategic objectives.

   Chief Executive Officer Compensation. In the fiscal year ended January 31, 2000, our Chief Executive Officer, Matthew C. Diamond, received a base salary of $150,000, which represents an increase of $80,000 over his base salary for the fiscal year ended January 31, 1999. This is consistent with the range of salary levels received by his counterparts in e-commerce companies of comparable size and stage of development. Mr. Diamond received bonus compensation of $37,500, which was determined based on corporate performance.

   Certain Tax Considerations. Alloy Online does not believe Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above will have an effect on it. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Committee's present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

                                          The Compensation Committee:

                                          Peter M. Graham
                                          David Yarnell

                           RELATED PARTY TRANSACTIONS

Convertible Preferred Stock Offering

   In November 1998 and February 1999, Alloy Online raised gross proceeds of approximately $5.05 million from the issue and sale of a total of 1,487,843 shares of convertible preferred stock in a private placement to two investors at a price of $3.391 per share. Brand Equity Ventures I, L.P. purchased a total of 1,474,573 shares of convertible preferred stock at a price of $3.391 per share. David Yarnell, a director of Alloy Online, is a Managing Member of Brand Equity Partners I, LLC, the General Partner of Brand Equity Ventures I, L.P.

Other Transactions

   Joseph Diamond, brother of Matthew Diamond, our chairman and chief executive officer, is employed by Alloy Online as a business analyst. In the fiscal year ended January 31, 2000, Alloy Online paid Joseph Diamond an annual base salary of $55,000. In February 1999, Alloy Online granted him options to purchase 6,768 shares of common stock at an exercise price of $0.60 per share. In May 1999, Alloy Online granted him options to purchase 2,000 shares of common stock at an exercise price of $15.00 per share.

                               PERFORMANCE GRAPH

   The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on May 14, 1999 (the effective date of our initial public offering), and plotted at the end of each of our subsequent fiscal quarters and our fiscal year ended January 31, 2000, in each of (a) Alloy Online's common stock, (b) the Nasdaq Stock Market, and
(c) the Russell 2000 Index. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance.



                              [GRAPH APPEARS HERE]



Relative Dollar Values

                                                5/14/99 7/31/99 10/31/99 1/31/00
                                                ------- ------- -------- -------
Alloy Online, Inc. ............................ $100.00 $ 58.75 $ 66.25  $ 78.75
Russell 2000 Index............................. $100.00 $102.79 $ 99.07  $114.61
Nasdaq Index................................... $100.00 $103.46 $145.46  $152.66

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Re-elect Two Directors

   On April 5, 2000 the Board of Directors nominated Peter M. Graham and David Yarnell for re-election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

   Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mr. Graham and Mr. Yarnell. In the event that either nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

   The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE RE-ELECTION OF PETER M. GRAHAM AND DAVID YARNELL AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2: Approve Amendment to Our 1997 Restated Employee, Director and Consultant Stock Plan

   We are asking you to approve an amendment to our 1997 Restated Employee, Director and Consultant Stock Plan in order to increase the number of shares of our common stock available under the Plan by 4,000,000 shares from 4,000,000 shares to 8,000,000 shares.

   General Information About The Plan. Our 1997 Employee, Director and Consultant Stock Plan was approved by our Board of Directors and stockholders in June 1997 and subsequently amended by our Board of Directors and Stockholders in April 1999. A total of 4,000,000 shares of common stock are reserved for issuance under the Plan. By its terms, the Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to such stockholder approval. On April 5, 2000, the Board of Directors voted to approve an amendment to the Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by 4,000,000 shares. This amendment is being submitted for your approval at the Annual Meeting to ensure continued qualification of the Plan under The Nasdaq Stock Market rules and Section 423 of the Internal Revenue Code. Our Board of Directors believes that the increase is advisable to give us the flexibility needed to attract, retain and motivate our employees. As of May 15, 2000, the closing price of our common stock as reported on The Nasdaq Stock Market was $11.00.

   Summary of Material Features of the Plan. The purpose of the plan is to enhance the profitability and value of Alloy Online for the benefit of its stockholders by enabling Alloy Online to offer to employees, directors and consultants stock based incentives. This is a means to both increase the ownership of Alloy Online held by those individuals in order to attract, retain and reward them and strengthen the mutual interests between those individuals and the stockholders of Alloy Online. The plan authorizes the grant of options to purchase shares of common stock to employees, directors and consultants of Alloy Online and its affiliates. Under the plan, Alloy Online may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to employees of Alloy Online.

   The plan is administered by our board of directors. Our board of directors has delegated authority for option grants of up to 75,000 shares, except for grants to Matthew C. Diamond, our chief executive officer, James K. Johnson, Jr., our chief operating officer, and Samuel A. Gradess, our chief financial officer, to the administration committee of the board of directors which is composed of Messrs. Diamond, Johnson and Gradess. Subject to the provisions of the plan, the board of directors has authority to determine the employees, directors and consultants of Alloy Online who are to be awarded options and the terms of these awards, including:

  .  the number of shares subject to an option;

  .  when the option becomes exercisable;

  .  the option exercise price per share; and

  .  the duration of the option.

   Incentive stock options must have an exercise price equal to at least 100% (110% if the grant is to a stockholder holding more than 10% of Alloy Online's voting stock) of the fair market value of a share on the date of the award and generally cannot have a duration of more than ten years (five years if the grant is to a stockholder holding more than 5% of Alloy Online's voting stock). Terms and conditions of awards are in written agreements between Alloy Online and the holders of the options. Awards under the plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

   If the employment with Alloy Online of the holder of an incentive stock option is terminated for any reason other than as a result of the holder's death or disability or for "cause" as defined in the plan, the holder may exercise the option, to the extent exercisable on the date of termination of employment, until the earlier of the option's specified expiration date and 90 days after the date of termination. If an option holder dies or becomes disabled, both incentive and non-qualified stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until the earlier of the option's specified termination date and one year after the date of death or disability. If an option holder's employment with Alloy Online is terminated for cause, all outstanding and unexercised options are forfeited.

   Any non-employee or non-affiliate director first elected or appointed to our board of directors is granted a non-qualified stock option to purchase 40,000 shares of our common stock as of the date of election or appointment to the board. If the director has been in continuous and uninterrupted service to the board on the fourth anniversary of election or appointment, the director will be granted another non-qualified stock option to purchase 40,000 shares of our common stock. Similarly, Messrs. Graham and Yarnell, our current non-employee directors, have received options on the same terms. Each of these options vests in equal quarterly installments of 2,500 shares over sixteen consecutive quarters from the date of grant and each has a term of ten years.

   Federal Income Tax Consequences. The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the Plan:

   Incentive Stock Options:

                       Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to Alloy Online at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Alloy Online will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

   Non-Qualified Options:

                       Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

                       A non-qualified option ordinarily will not result in income to the optionee or deduction to Alloy Online at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to Alloy Online in an amount equal to the optionee's compensation income.

                       An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

   Option Information. The amount, if any, of stock options to be awarded to our executives and directors is not presently determinable. The following table sets forth as of May 1, 2000, certain information with respect to all options granted under the Plan since it was adopted in June 1997 to (1) the executive officers named in the Summary Compensation Table on page 7, (2) all of our current executive officers as a group, (3) all of our current directors who are not executive officers as a group and (4) all employees, including all current officers who are not executive officers, as a group:

                                              Number of Shares Weighted Average
                                                 Covered by     Exercise Price
                    Name                      Options Granted   Per Share ($)
                    ----                      ---------------- ----------------
Matthew C. Diamond..........................       150,000          16.50
James K. Johnson, Jr........................       150,000          16.50
Samuel A. Gradess...........................       150,000          16.50
Neil I. Vogel...............................       479,560          18.24
All current executive officers as a group...       929,560          17.40
All current directors who are not executive
 officers as a group........................        80,000          15.00
All employees, including all current
 officers who are not executive officers, as
 a group....................................     1,792,992          14.79

   The affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on this proposal is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR OF THE PROPOSED AMENDMENT TO OUR 1997 RESTATED EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE BY 4,000,000 SHARES THE AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE AND PROXIES WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year Ending January 31, 2001.

   We are asking you to ratify the Board of Director's selection of Arthur Andersen, LLP, certified public accountants, as independent auditors for the fiscal year ending January 31, 2001. Arthur Andersen audited our financial statements for the fiscal year ended January 31, 2000 and has served as the independent auditors of Alloy Online since January 1999.

   A representative of Arthur Andersen will be available at the Annual Meeting to answer your questions.

   We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of Arthur Andersen as independent auditors, the Board of Directors will consider selecting other auditors. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Alloy Online and our stockholders.

   The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Based upon review of our records all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except Statements of Changes in Beneficial Ownership on Form 4 for November 1999 and December 1999 reporting events were not filed by David Yarnell and Brand Equity Ventures I, L.P. and instead were reported on an Annual Statement of Changes in Beneficial Ownership on Form 5.

Information About Stockholder Proposals

   To be considered for inclusion in our proxy statement relating to the 2001 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 23, 2001. To be considered for presentation at such meeting, although not included in our proxy statement, proposals must comply with our By-laws and must be received no later than May 9, 2001 and no earlier than April 9, 2001. All stockholder proposals should be marked for the attention of Secretary, Alloy Online, Inc., 151 West 26th Street, 11th Floor, New York, New York, 10001.

Incorporation by Reference

   Several of the items required to be disclosed pursuant to Schedule 14A of the Securities and Exchange Act of 1934, as amended (the "Act"), are incorporated by reference in our Form 10-K for the fiscal year ended January 31, 2000, which we filed with the Securities and Exchange Commission on May 1, 2000.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Samuel A. Gradess

                                          Samuel A. Gradess
                                          Secretary

June 23, 2000

                                  APPENDIX A

                              ALLOY ONLINE, INC.

       RESTATED 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

   1. DEFINITIONS. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Alloy Online, Inc. Restated 1997 Employee, Director and Consultant Stock Option Plan, have the following meanings:

   Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

   Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

   Board of Directors means the Board of Directors of the Company.

   Code means the United States Internal Revenue Code of 1986, as amended.

   Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

   Common Stock means shares of the Company's common stock, par value $.01 per share.

   Company means Alloy Online, Inc., a Delaware corporation.

   Disability or Disabled means permanent and total disability as defined in
Section 22(e)(3) of the Code.

   Fair Market Value of a Share of Common Stock means:

     (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

     (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

     (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

   ISO means an option meant to qualify as an incentive stock option under
Section 422 of the Code.

   Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

   Non-Qualified Option means an option which is not intended to qualify as an ISO.

   Option means an ISO or Non-Qualified Option granted under the Plan.

   Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

   Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

   Plan means this Alloy Online, Inc. Restated 1997 Employee, Director and Consultant Stock Option Plan.

   Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

   Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

   2. PURPOSES OF THE PLAN. The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

   3. SHARES SUBJECT TO THE PLAN. The number of Shares which may be issued from time to time pursuant to this Plan shall be 4,000,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan. If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

   4. ADMINISTRATION OF THE PLAN. The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

     a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

     b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

     c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year of the Company; and

     d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

   5. ELIGIBILITY FOR PARTICIPATION. The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate, provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

   6. TERMS AND CONDITIONS OF OPTIONS. Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

     A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
  Option:

       a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

       b. Each Option Agreement shall state the number of Shares to which it pertains;

       c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

       d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

         i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

         ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

       e. Directors Grants: Each director of the Company who is not an employee of the Company or any Affiliate, who is first elected or appointed to the Board of Directors after the date on which the initial underwritten public offering of the Company's Common Stock is consummated, upon such election or appointment and upon every fourth anniversary thereof provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and is a director of the Company and is not an employee of the Company at such times, shall be granted a Non-Qualified Option to purchase 40,000 Shares. Any non-employee director serving in office on the date on which the initial underwritten public offering of the Company's Common Stock is consummated, who has been a member of the Board of Directors prior to such date shall be granted on such date and upon every fourth anniversary thereof, a Non-Qualified Option to purchase 40,000 Shares, provided that on such date such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and is a director of the Company and is not an employee of the Company at such time. If any non-employee director should cease to be a director and thereafter shall be elected or appointed to the Board of Directors, upon such election or appointment and upon every fourth anniversary thereof provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and is a director of the Company and is not an employee of the Company at such times, shall be granted a Non-Qualified Option to purchase 40,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) shall become cumulatively exercisable in four (4) equal annual installments of twenty five percent (25%) each, upon completion of one full year of service on the Board of directors after the date of grant, and continuing on each of the next three (3) full years of service thereafter. Any director entitled to receive an Option grant under this subparagraph may elect to decline the Option.

     Except as otherwise provided in the pertinent Option Agreement, if a director who received Options pursuant to this subparagraph (e):

         i. Ceases to be a member of the Board of Directors for any reason other than death or Disability, any then unexercised Options granted to such director may be exercised by the director within a period of ninety (90) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option; or

         ii. Ceases to be a member of the Board of Directors of the Company by reason of his or her death or Disability, any then unexercised Options granted to such director may be exercised by the director (or by the director's personal representative, or director's Survivors in the event of death) within a period of one hundred eighty (180) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option.

   B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

     a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6A above, except clause a and clause e thereunder.

     b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

       i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

       ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

     c. Term of Option: For Participants who own

       i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

       ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

     d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

   7. EXERCISE OF OPTIONS AND ISSUE OF SHARES. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

   The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly", it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

   The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

   The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

   8. RIGHTS AS A SHAREHOLDER. No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

   9. ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS. By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

   10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY. Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

     a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

     b. Except as provided in Subparagraph (c) below, or in Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

     c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

     d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

     e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

     f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

   11. EFFECT OF TERMINATION OF SERVICE "FOR CAUSE". Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

     a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

     b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

     c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

     d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

   12. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY. Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

     a. To the extent exercisable but not exercised on the date of Disability; and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

   A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

   13. EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT. Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

     a. To the extent exercisable but not exercised on the date of death; and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

   If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

   14. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS."

     b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

   15. DISSOLUTION OR LIQUIDATION OF THE COMPANY. Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

   16. ADJUSTMENTS. Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

     A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or any other non cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6Ae and the number of shares subject to the limitation in Paragraph 4c shall also be proportionately adjusted upon the occurrence of such events.

     B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

   17. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

   18. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

   19. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs. The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

   20. WITHHOLDING. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the

Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

   21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

   22. TERMINATION OF THE PLAN. The Plan will terminate on June 30, 2007. The Plan may be terminated at an earlier date by vote of the shareholders of the Company, provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

   23. AMENDMENT OF THE PLAN AND AGREEMENTS. The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

   24. EMPLOYMENT OR OTHER RELATIONSHIP. Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

   25. GOVERNING LAW. This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

                                   APPENDIX B

                               ALLOY ONLINE, INC.

           THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
                               ALLOY ONLINE, INC.

   The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 23, 2000, in connection with the Annual Meeting to be held at 9:00 a.m. on July 21, 2000 at the New York Hotel Pennsylvania, 401 7th Avenue, New York, New York, 10001, and hereby appoints Matthew C. Diamond, with full power to act alone, the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of Alloy Online, Inc. (the "Corporation") registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in said Proxy.

   This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors (Proposal 1) and FOR Proposal 3.

   In his discretion the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

   Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

   Nominees:  Peter M. Graham  David Yarnell

   SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)

                        [X] Please mark votes as in this example.

   The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

   1. Election of Directors (See reverse).

                        [_] David Yarnell   FOR [_]   WITHHELD [_]

                        [_] Peter M. Graham FOR [_]   WITHHELD [_]

                        [_] For all nominees except as noted above.

   2. Proposal to approve an amendment to the Corporation's 1997 Restated Employee, Director and Consultant Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the plan to 8,000,000 shares.

                        [_] FOR     [_] AGAINST     [_] ABSTAIN

   3. Proposal to ratify and confirm the selection of Arthur Andersen, LLP as the Corporation's independent auditors for the fiscal year ending January 1, 2001.

                        [_] FOR     [_] AGAINST     [_] ABSTAIN

                             Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             Signature:_________________ Date__________________

                             Signature:_________________ Date__________________